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Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                        ) of National Mercantile Bancorp and Subsidiaries of our report dated February 14, 2003, with respect to the consolidated financial statements of National Mercantile Bancorp and Subsidiaries included in its Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                          /s/ Ernst & Young LLP

Los Angeles, California
June 17, 2003

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  Exhibit 23.2
Consent of Independent Auditors